Exhibit 99.1

Intec Pharma and Decoy Biosystems Announce Merger Agreement

Combined Company to Advance Novel Immunotherapy Technology
that Primes Both Innate and Adaptive Immune Responses,
Targeting Multiple Tumor Types and Chronic Viral infections

Investigational New Drug Application Filing Expected in 2H 2021

JERUSALEM (March 15, 2021) - Intec Pharma Ltd. (NASDAQ: NTEC) (“Intec” or “the Company”) announced today that it has entered into a definitive agreement for a business combination with Decoy Biosystems, Inc., a privately-held, preclinical-stage biotechnology company developing novel, multi-targeted products that safely prime both innate and adaptive anti-tumor and anti-viral immune responses.

The combined company will advance its immunotherapy platform to battle a variety of tumor types and chronic viral infections. Decoy previously held a pre-IND meeting with the FDA, currently plans to file an IND in the second half of 2021 and to initiate a Phase I clinical trial in 2022 targeting solid tumors and lymphomas.

“Decoy’s bacteria-based platform is a novel modality which has the potential to dramatically change how we treat cancer and chronic viral diseases,” said Dr. Roger Pomerantz, who is expected to become the Chairman of the Board of Directors of the combined company.

“This transformative transaction provides Intec with a robust clinical pipeline based on a novel immunotherapy platform and gives Intec entrée into the exciting area of immuno-oncology,” said Jeffrey A. Meckler, Vice Chairman and Chief Executive Officer of Intec Pharma. “Our transition into immune-oncology leverages Intec’s senior level expertise and offers an exciting, potential value-creating opportunity for our shareholders.”

“Decoy’s killed and non-pathogenic, bacteria-based immunotherapies are designed to work as a single agent as well as synergize with existing therapies to prime and activate both the innate and adaptive immune systems, inducing efficient immune responses with a wide safety margin. This novel approach has generated compelling results in standard pre-clinical tumor and chronic viral infection models, suggesting that the Decoy platform may overcome many of the the key challenges of previous immunotherapies,” said Michael J. Newman, Ph.D., Founder and Chief Executive Officer of Decoy Biosystems. “We believe the planned merger with Intec Pharma is the right next step to facilitate the advancement of our first clinical candidate into human trials and accelerate the development of our unique immunotherapy platform to create best-in-class anti-tumor and anti-viral therapies for high unmet need indications.”

Transaction Terms

Under the exchange ratio formula in the merger agreement, without taking into consideration the effect of the respective levels of cash and liabilities of each of Intec Pharma and Decoy, upon completion of the merger, the former Decoy stockholders are expected to own approximately 75% of the combined company, and the Intec shareholders are expected to own approximately 25% of the combined company, calculated on a fully diluted basis. The actual allocation will be subject to adjustment based on, among other things, Decoy’s and Intec Pharma’s net cash balance (including, in the case of Intec Pharma, any proceeds from any disposition of the Accordion Pill business) at the time of closing and the amount of closing financing raised, which will dilute securityholders of Decoy and Intec Pharma on a pro-forma basis.

The combined company is expected to be led by Jeffrey Meckler as Chief Executive Officer and Michael Newman as Chief Scientific Officer with Dr. Roger Pomerantz serving as Chairman. At closing, the combined company’s board of directors is anticipated to consist of eight members, including five members of Intec Pharma’s current board and three members of Decoy’s current board.

The Board of Directors of both companies have approved the transaction. The merger is expected to close in the third quarter of 2021, subject to the approval of the shareholders of each company, the domestication of Intec Pharma to Delaware, the disposition of Intec’s Accordion Pill business, the raising of closing financing, the continued listing of the combined company on Nasdaq, as well as customary closing conditions.

A more complete description of the terms and conditions of the transaction can be found in Intec Pharma’s Form 8-K to be filed on March 15, 2021 with the SEC and in the merger agreement, which is filed as an exhibit to that Form 8-K.

About Decoy Biosystem

Decoy Biosystems has evolved from over a century of immunotherapy advances. It is a thoroughly modern, science-driven, re-invention of Coley’s Toxins, the world’s first immunotherapy.

Decoy’s approach is based on the hypothesis that efficient activation of both innate and adaptive immune cells and associated anti-tumor and anti-viral immune responses will require a multi-targeted package of immune system danger signals or pathogen-associated molecular patterns (PAMPs) that can be administered safely intravenously. Decoy’s patented technology is composed of single strains of attenuated and killed, non-pathogenic, Gram-negative bacteria, with reduced i.v. toxicity, but largely uncompromised ability to prime or activate many of the cellular components of innate and adaptive immunity. This leads to broad anti-tumor and anti-viral activity, including safe durable response synergy with five different classes of existing anti-tumor agents, including checkpoint therapy, targeted antibody therapy and low-dose chemotherapy in pre-clinical models. Tumor eradication by Decoy technology produces both innate and adaptive immunological memory and, importantly, does not require provision of an exogenous tumor antigen.

Decoy has carried out successful GMP manufacturing of its lead clinical candidate, Decoy20, and is currently completing IND-enabling toxicology studies.

Decoy Biosystems operations are located at Johnson & Johnson Innovation, JLABS at San Diego (JLABS @ San Diego). JLABS is a 30,000 square-foot life science innovation center, located in San Diego. The labs provide a flexible environment for start-up companies pursuing new technologies and research platforms to advance medical care. Through a “no strings attached” model, Johnson & Johnson Innovation does not take an equity stake in the companies occupying JLABS and the companies are free to develop products - either on their own, or by initiating a separate external partnership with Johnson & Johnson Innovation or any other company.

About Intec Pharma Ltd.

Intec Pharma is a clinical-stage biopharmaceutical company focused on developing drugs based on its proprietary Accordion Pill platform technology. The Company’s Accordion Pill is an oral drug delivery system that is designed to improve the efficacy and safety of existing drugs and drugs in development by utilizing an efficient gastric retention and specific release mechanism. For more information, visit www.intecpharma.com. Intec Pharma routinely posts information that may be important to investors in the Investor Relations section of its website.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger between Intec Pharma and Decoy Biosystems, Intec Pharma will file a Registration Statement on Form S-4, which will include a document that serves as a proxy statement and prospectus of Intec Pharma and Intec Pharma plans to file other documents regarding the proposed merger with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED MERGER. A definitive proxy statement/prospectus will be sent to Intec Pharma’s and Decoy Biosystems’ shareholders. Investors and security holders will be able to obtain these documents (when available) free of charge from the SEC’s website at www.sec.gov. The documents filed by Intec with the SEC may also be obtained free of charge from the Company by requesting them by mail at Intec Pharma Ltd., 12 Hartom Street, Har Hotzvim, Jerusalem 9777512, Israel.

Participants in the Solicitation

Intec Pharma and its respective directors and executive officers and other members of management and employees and certain of their respective significant shareholders may be deemed to be participants in the solicitation of proxies from Intec shareholders in respect of the proposed merger. Information about the Intec Pharma’s directors and executive officers is available in Intec’s proxy statement, filed June 8, 2020 for the 2020 Annual Meeting of Shareholders, Intec Pharma’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 13, 2020 and the Company’s Current Report on Form 8-K filed on July 17, 2020. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC and Intec Pharma as indicated above.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements with the meaning of the Private Securities Litigation Reform Act. These include statements regarding management’s expectations, beliefs and intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. For example, forward-looking statements are used in this press release when we discuss Decoy’s future plans and expected timeline of its development pipeline and our expected timing of completion of the merger. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the following: risks associated with Intec Pharma’s and Decoy’s ability to obtain the shareholder approval required to consummate the proposed merger and the timing of the closing of the proposed merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger will not occur; risks related to the ability to consummate certain closing conditions including the pre-closing financing and the disposition of the Accordion Pill business, the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Intec Pharma or Decoy following the announcement of the merger agreement and the transactions contemplated therein; unanticipated difficulties or expenditures relating to the proposed merger, the response of business partners and competitors to the announcement of the proposed merger, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger; the occurrence of any event, change, or other circumstance that could give rise to the termination of the merger agreement or could otherwise cause the transaction to fail to close; the inability to list the merger shares on Nasdaq or maintain the listing of the combined company’s shares of common stock on Nasdaq following the proposed merger; the ability to recognize the anticipated benefits of the proposed merger. Risks and uncertainties relating to Decoy that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but not limited to: Decoy’s plans to develop and potentially commercialize its technology, the timing and cost of Decoy’s planned investigational new drug application and any clinical trials, the completion and receiving favorable results in any clinical trials, Decoy’s ability to obtain and maintain regulatory approval of any product candidate, Decoy’s ability to protect and maintain its intellectual property and licensing arrangements, Decoy’s ability to develop, manufacture and commercialize its product candidates, the risk of product liability claims, the availability of reimbursement, the influence of extensive and costly government regulation, and Decoy’s estimates regarding future revenue, expenses capital requirements and the need for additional financing following the merger. These risks, as well as other risks and uncertainties associated with the merger, will be discussed in the proxy statement/prospectus that will be included in the registration statement on Form S-4 to be filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed under the heading “Risk Factors” in Intec’s Annual Report and other period filings with the SEC. All forward-looking statements speak only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation. Neither Intec nor Decoy undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law.

Intec Pharma Investor Contact:

Will O’Connor
Stern IR
+1 212-362-1200
will@sternir.com

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